EXHIBIT 5.1 — OPINION OF FOULSTON SIEFKIN LLP
ATTORNEYS AT LAW
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February 21, 2007
Board of Directors
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210

Re:	Registration Statement on Form S-8
Spirit AeroSystems Holdings, Inc. Short-Term Incentive Plan
Spirit AeroSystems Holdings, Inc. Amended and Restated Long-Term Incentive Plan
Gentlemen:
     We have acted as special counsel to Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the “Registration Statement”) covering the registration under the Securities Act of 1933 and the Company’s “Spirit AeroSystems Holdings, Inc. Short-Term Incentive Plan” (the “STIP Plan”) and the Company’s “Spirit AeroSystems Holdings, Inc. Amended and Restated Long-Term Incentive Plan” (the “LTIP Plan”) of an aggregate of 735,057 shares of the Company’s Class A Common Stock, $.01 par value per share (the “Class A Shares”) and an aggregate of 735,057 shares of the Company’s Class B Common Stock, $.01 par value per share (the “Class B Shares”) that may be offered pursuant thereto. The STIP Plan and the LTIP Plan are sometimes referred to herein collectively as the “Plans” and the Class A Shares and the Class B Shares are sometimes referred to herein collectively as the “Shares.”
     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:
(a)	the organization of the Company; and

(b)	the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the Plans.

Board of Directors
Spirit AeroSystems Holdings, Inc.

     Based upon such examination we are of the opinion that:
(a)	Spirit AeroSystems Holdings, Inc. is duly organized and validly existing in good standing under the laws of the state of Delaware.

(b)	When the Registration Statement shall have been filed with the Securities and Exchange Commission and the Shares have been issued and distributed to participants of the Plans upon satisfaction of the various terms and conditions set forth in the Plans, the Shares will be duly authorized, validly, issued, fully paid and nonassessable.
     We hereby consent to (1) the use of this opinion in the Registration Statement, and (2) the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ FOULSTON SIEFKIN LLP